October 29, 2008

Azzad Funds

3141 Fairview Park Drive

Suite 460

Falls Church, VA 22042

Ladies and Gentlemen:

A legal opinion that we prepared was filed with Post-Effective Amendment No. 13 to the Trust's Registration Statement (the "Legal Opinion").  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 14 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP

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